Exhibit 4.1

AMENDMENT NO. 1 TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of April 3, 2013, and is entered into by and among PARK-OHIO INDUSTRIES, INC. and RB&W CORPORATION OF CANADA, as borrowers (collectively, the “Borrowers”), the EX-IM BORROWERS party to the Credit Agreement (as hereinafter defined), the other Loan Parties party to the Credit Agreement, the lenders party to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Loan Parties, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Fifth Amended and Restated Credit Agreement dated as of March 23, 2012 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects as more particularly set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) The following new defined terms are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Bendix Accounts” means Accounts owing to Supply Technologies LLC by Bendix Commercial Vehicle Systems, LLC.

“Citi Purchase Agreement” means the Citi Purchase Agreement dated February 25, 2013 between Supply Technologies LLC and Citi.

“Deutsche Bank Purchase Agreement” means the db-eBills Agreement dated on or about September 26, 2012 between Supply Technologies LLC and Deutsche Bank AG New York Branch.

“Eligible Inventory Basket” means, as of any date of determination, (a) with respect to the Canadian Borrowing Base, the lesser of the amount yielded by the formula set forth in the immediately following clause (x) and the amount set forth in the immediately following clause (y), with clause (x) being an amount equal to (i) 50% of the Canadian Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time, minus (ii) (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of the Canadian Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time and (y) being the amount of $2,000,000; and (b) with respect the Domestic Borrowing Base, the lesser of the amount yielded by the formula set forth in the immediately following clause (x) and the amount set forth in the immediately following clause (y), with clause (x) being an amount equal to (i) 50% of the Domestic Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time, minus (ii) (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of the Domestic Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time and (y) being the amount of $23,000,000.

“Hubbel Accounts” means Accounts owing to Supply Technologies LLC by Hubbel.

“JCI Accounts” means Accounts owing to Supply Technologies LLC by Johnson Controls, Inc. or one of its Subsidiaries or Affiliates identified on Schedule 1 to the Wells Fargo Purchase Agreement (JCI), as in effect on August 10, 2012.

“Wells Fargo Purchase Agreement (JCI)” means the Accounts Receivable Purchase Agreement dated August 10, 2012 between Supply Technologies LLC and Wells Fargo Bank, N.A.

“Wells Fargo Purchase Agreement (Whirlpool)” means the Accounts Receivable Purchase Agreement dated July 7, 2010 between Supply Technologies LLC and Wells Fargo Bank, N.A.

(b) The definitions of “Canadian Borrowing Base” and “Domestic Borrowing Base” set forth in Section 1.1 of the Credit Agreement amended and restated in their entirety as follows:

“Canadian Borrowing Base” means, at any time, with respect to the Canadian Borrower and the other Canadian Loan Parties, the sum of (a) 85% of such Canadian Loan Parties’ Eligible Accounts at such time, plus (b) the lesser of (i) the sum of (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of the Canadian Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time plus the applicable Eligible Inventory Basket, if a positive number, or (ii) the Canadian Inventory Sublimit; provided, that aggregate advances to the Canadian Borrower predicated against the value of Eligible In-Transit Inventory at any time shall not exceed the Dollar Equivalent of $5,000,000 minus the aggregate advances to the Company predicated on the value of Eligible In-Transit Inventory at such time, minus (c) Reserves related to such Canadian Loan Parties. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or sublimits, or reduce one or more of the other elements used in computing the Canadian Borrowing Base. The Canadian Borrowing Base shall be calculated and reported in Dollars.

“Domestic Borrowing Base” means, at any time, with respect to the Company and the other Domestic Loan Parties, the sum of (a) 85% of such Domestic Loan Parties’ Eligible Accounts at such time, plus (b) the lesser of (i) the sum of (A) 85% multiplied by (B) the Orderly Liquidation Percentage multiplied by (C) the value of the Domestic Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in, first-out basis, at such time plus the applicable Eligible Inventory Basket, if a positive number, or (ii) $125,000,000; provided, that aggregate advances to the Company predicated on the value of Eligible In-Transit Inventory of the

Domestic Loan Parties at any time shall not exceed $5,000,000 minus the Dollar Equivalent of the aggregate advances to the Canadian Borrower predicated on the value of Eligible In-Transit Inventory of the Canadian Loan Parties at such time, minus (c) Reserves related to such Domestic Loan Parties. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or sublimits or reduce one or more of the other elements used in computing the Domestic Borrowing Base.

(c) Subclause (ee) of the definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ee) at any time that the Wells Fargo Purchase Agreement (Whirlpool) is in effect, such Account has been accepted for purchase pursuant to such Wells Fargo Purchase Agreement (Whirlpool);

(d) The definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby further amended by (i) deleting the “or” at the end of subclause (ff) of such definition, (ii) deleting the “.” at the end of subclause (gg) of such definition and replacing it with “; or” and (iii) adding the following subclauses (hh), (ii) and (jj) following subclause (gg) of such definition:

(hh) at any time that the Deutsche Bank Purchase Agreement is in effect, such Account has been accepted for purchase pursuant to such Deutsche Bank Purchase Agreement;

(ii) at any time that the Wells Fargo Purchase Agreement (JCI) is in effect, such Account has been accepted for purchase pursuant to such Wells Fargo Purchase Agreement (JCI); or

(jj) at any time that the Citi Purchase Agreement is in effect, such Account has been accepted for purchase pursuant to such Citi Purchase Agreement.

(e) The definitions of the terms “SunTrust” and “SunTrust Purchase Agreement” set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

(f) The definition of “Whirlpool Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Whirlpool Accounts” means Accounts owing to Supply Technologies LLC by Whirlpool Corporation or one of its Subsidiaries or Affiliates identified on Schedule 1 to the Wells Fargo Purchase Agreement (Whirlpool), as in effect on July 7, 2010.

(g) Subclause (i) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) so long as the Wells Fargo Purchase Agreement (Whirlpool) remains in effect, Liens in favor of Wells Fargo to secure amounts owing by Supply Technologies LLC under such Wells Fargo Purchase Agreement (Whirlpool) and covering the Whirlpool Accounts and proceeds thereof;

(h) Section 6.02 of the Credit Agreement is hereby further amended by (i) deleting the deleting the “.” at the end of subclause (l) of such Section and replacing it with “; and” and (ii) adding the following subclauses (m), (n) and (o) following subclause (l) of such Section:

(m) so long as the Deutsche Bank Purchase Agreement remains in effect, Liens in favor of Deutsche Bank AG New York Branch to secure amounts owing by Supply Technologies LLC under such Deutsche Bank Purchase Agreement and covering the Bendix Accounts and proceeds thereof;

(n) so long as the Wells Fargo Purchase Agreement (JCI) remains in effect, Liens in favor of Wells Fargo Bank, N.A. to secure amounts owing by Supply Technologies LLC under such Wells Fargo Purchase Agreement (JCI) and covering the JCI Accounts and proceeds thereof; and

(o) so long as the Citi Purchase Agreement remains in effect, Liens in favor of Citi to secure amounts owing by Supply Technologies LLC under such Citi Purchase Agreement and covering the Hubbel Accounts and proceeds thereof.

(i) Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.15 Sale of Accounts.

No Loan Party will sell or otherwise dispose of any notes receivable, Accounts or Export-Related Accounts, with or without recourse except (a) as permitted under Section 6.05(c), (b) so long as the Volvo Purchase Agreement and the applicable Volvo Supplier Agreements remain in effect, sales of Volvo Accounts pursuant to the terms of the Volvo Purchase Agreement, (c) so long as the Wells Fargo Purchase Agreement remains in effect, sales of Cooper Accounts pursuant to the terms of such Wells Fargo Purchase Agreement, (d) so long as the Wells Fargo Purchase Agreement (Whirlpool) remains in effect, sales of Whirlpool Accounts pursuant to the terms of such Wells Fargo Purchase Agreement (Whirlpool), (e) so long as the JPMC Purchase Agreement remains in effect, sales of Caterpillar Accounts pursuant to the terms of such JPMC Purchase Agreement, (f) so long as the OFS Purchase Agreement remains in effect, sales of Siemens Accounts pursuant to the terms of such OFS Purchase Agreement, (g) so long as the Deutsche Bank Purchase Agreement remains in effect, sales of Bendix Accounts pursuant to the terms of such Deutsche Bank Purchase Agreement, (h) so long as the Wells Fargo Purchase Agreement (JCI) remains in effect, sales of JCI Accounts pursuant to the terms of such Wells Fargo Purchase Agreement (JCI), and (i) so long as the Citi Purchase Agreement remains in effect, sales of Hubbel Accounts pursuant to the terms of such Citi Purchase Agreement.

2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Administrative Agent), each to be in form and substance satisfactory to Administrative Agent:

(a) Administrative Agent shall have received a fully executed copy of this Amendment;

(b) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel;

(c) Borrowers shall have paid all fees (including the fees set forth in that certain Supplemental Fee Letter, dated as of the date hereof, by and among Borrowers and Administrative Agent), costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Loan Documents; and

(d) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to Administrative Agent and Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party and this Amendment has been duly executed and delivered such Loan Party;

(b) each of the representations and warranties set forth in Article V of the Credit Agreement, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date);

(c) the transactions contemplated by this Amendment (i) are permitted under the 2004 Indenture and the 2004 Senior Subordinated Notes, (ii) will not result in any Event of Default (as defined in the 2004 Indenture) or Default (as defined in the 2004 Indenture) under the 2004 Indenture, the 2004 Senior Subordinated Notes or any agreement executed by any Loan Party in connection therewith, (iii) are permitted under the 2011 Indenture and the 2011 Senior Notes and (iv) will not result in any Event of Default (as defined in the 2011 Indenture) or Default (as defined in the 2011 Indenture) under the 2011 Indenture, the 2011 Senior Notes or any agreement executed by any Loan Party in connection therewith; and

(d) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4. Acknowledgment of Loan Guarantor. Each Loan Guarantor hereby acknowledges that Borrowers, Administrative Agent and Lenders have amended the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that Administrative Agent and Lenders would not amend the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the Loan Guaranty and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the Loan Guaranty and all other Loan Documents to which it is a party are in full force and effect.

5. Release. In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby releases and forever discharges Administrative Agent and each Lender and their directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and permitted assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively “Claims”), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under or administration of this Amendment, the Credit Agreement or the Loan Documents, as each may be amended, the Indebtedness incurred by Borrowers or any other transactions evidenced by this Amendment, the Credit Agreement or the Loan Documents.

6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7. References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”) transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.

9. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

10. Governing Law. This Consent shall be a contract made under and governed by the laws of the state of Ohio, without regard to conflict of laws principles that would require the application of laws other than those of the state of Ohio. Whenever possible each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWERS:

PARK-OHIO INDUSTRIES, INC.

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

RB&W CORPORATION OF CANADA

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

EX-IM BORROWERS:

PARK-OHIO INDUSTRIES, INC.

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

AJAX TOCCO MAGNETHERMIC CORPORATION

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OTHER DOMESTIC LOAN PARTIES:

AJAX TOCCO MAGNETHERMIC CORPORATION

ATBD, INC.

BLUE FALCON TRAVEL, INC.

COLUMBIA NUT & BOLT LLC

CONTROL TRANSFORMER, INC.

FECO, INC.

PRECISION ENGINEERED PLASTICS, INC.

GATEWAY INDUSTRIAL SUPPLY LLC

GENERAL ALUMINUM MFG. COMPANY

ILS TECHNOLOGY LLC

INDUCTION MANAGEMENT SERVICES, LLC

INTEGRATED HOLDING COMPANY

INTEGRATED LOGISTICS HOLDING COMPANY

INTEGRATED LOGISTICS SOLUTIONS, INC.

LEWIS & PARK SCREW & BOLT COMPANY

PARK-OHIO FORGED & MACHINED PRODUCTS LLC

PARK-OHIO PRODUCTS, INC.

PHARMACEUTICAL LOGISTICS, INC.

PHARMACY WHOLESALE LOGISTICS, INC.

P-O REALTY LLC

PRECISION MACHINING CONNECTION LLC

RB&W MANUFACTURING LLC

RED BIRD, INC.

SNOW DRAGON LLC

SOUTHWEST STEEL PROCESSING LLC

ST HOLDING CORP.

STMX, INC.

SUMMERSPACE, INC.

PARK-OHIO TREASURY COMPANY, INC.

SUPPLY TECHNOLOGIES LLC

THE AJAX MANUFACTURING COMPANY

THE CLANCY BING COMPANY

TOCCO, INC.

WB&R ACQUISITION COMPANY, INC.

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

POVI L.L.C.

By:	Integrated Logistics Holding Company
Its:	Member

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

RB&W LTD.

By:	RB&W Manufacturing LLC
Its:	Sole Member

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

TW MANUFACTURING CO.

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Vice President & Secretary

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

FLUID ROUTING SOLUTIONS HOLDING CORP.

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary and Vice President

FLUID ROUTING SOLUTIONS
INTERMEDIATE HOLDING CORP.

FLUID ROUTING SOLUTIONS, INC.

EP CLEVELAND HOLDINGS, INC.

EP REALTY HOLDINGS, INC.

EP CLEVELAND, INC.

FLUID ROUTING KOREA HOLDINGS INC.

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OTHER CANADIAN LOAN PARTIES:

AJAX TOCCO MAGNETHERMIC CANADA LIMITED

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

SUPPLY TECHNOLOGIES COMPANY OF CANADA

By	/s/ ROBERT D. VILSACK
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By	/s/ DAVID J. WAUGH
Name: David J. Waugh
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent and as a Lender

By	/s/ AGOSTINO A. MARCHETTI
Name: Agostino A. Marchetti
Title: SVP

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ MATTHEW KASPER
Name: Matthew Kasper
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, Canada Branch, as a Canadian Revolving Lender

By	/s/ JOSEPH RAUNALA
Name: Joseph Raunala
Title: Principal Officer

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ DOUGLAS HUFFMAN
Name: Douglas Huffman
Title: Vice President

PNC BANK CANADA BRANCH, as a Canadian Revolving Lender

By	/s/ MICHAEL ETIENNE
Name: Michael Etienne
Title: SVP

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as a Lender and as a Canadian Revolving Lender

By	/s/ JAMES G. ZAMBORSKY
Name: James G. Zamborsky
Title: Vice President

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender and as a Canadian Revolving Lender

By	/s/ JOHN P. DUNN
Name: John P. Dunn
Title: Vice President

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By	/s/ WAYNE A. SUPRANO, JR.
Name: Wayne A. Suprano, Jr.
Title: VP-Portfolio Manager

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By	/s/ DENNIS HATVANY
Name: Dennis Hatvany
Title: Senior Vice President

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement